Exhibit 3.1

CERTIFICATE OF INCORPORATION OF CACHE, INC.

The undersigned, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware hereby certifies that:

ARTICLE I

Section 1.1                                    Name. The name of the Corporation is Cache, Inc. (the “Corporation”).

ARTICLE II

Section 2.1            Address. The registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, and the name of the Corporation’s registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

Section 3.1            Purpose. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or hereafter may be amended from time to time and any successor thereto, the “DGCL”).

ARTICLE IV

Section 4.1            Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 40,100,000 shares, consisting of (i) 100,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), all of which are undesignated, and (ii) 40,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”). The number of authorized shares of either of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, and no vote of the holders of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Section 4.2            Preferred Stock.

(A)          The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, subject to any limitations prescribed by applicable law, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to cause to be filed with the Secretary of State of the State of Delaware a certificate of designations, with respect thereto establishing the rights, powers and preferences of each such series of Preferred Stock, including the following:

(1)           the number of shares constituting such series (the aggregate number of all such series not to exceed the aggregate number of shares of Preferred Stock authorized herein), which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board, and the distinctive serial designation thereof;

(2)           the voting powers, full or limited, if any, of the shares of such series and the number of votes per share;

(3)                                 the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

(4)                                 the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

(5)                                 the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption or purchase dates), if any, upon which all or any part of the shares of that series may be redeemed or purchased by the Corporation, and any limitations, restrictions or conditions on such redemption or purchase;

(6)                                 the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

(7)                                 the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

(8)                                 the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

(9)                                 any other powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof of the shares of such series not inconsistent with law, this Article IV or any resolution of the Board in accordance with this Article IV.

The powers, preferences and relative, participating, optional and other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of the Preferred Stock shall be alike in all respects.

(B)                               Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate (including any certificate of designations relating to such series). Except as may be provided by the Board in this Certificate (including any certificate of designations relating to such series) or by applicable law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of Preferred Stock.

Section 4.3                                    Common Stock.

(A)                               Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more other outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(B)                               Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over, or the right to participate with, the Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, such dividends and other distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(C)                               Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

ARTICLE V

Section 5.1                                    Board of Directors.

(A)                               The business and affairs of the Corporation shall be managed by, or under the direction of, the Board, with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. Except as otherwise expressly provided in this Certificate (including any certificate of designations relating to any series of Preferred Stock), vacancies on the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided in the By-Laws.

(B)                               The Board shall consist of one class of directors. The members of the Board shall be elected for a term of one year and until their successors are elected and qualified. Notwithstanding the foregoing, any director whose term shall expire at any annual meeting shall continue to serve until such time as his or her successor shall have been duly elected and shall have been qualified unless his or her position on the Board shall have been abolished by action taken to reduce the size of the Board prior to said meeting.

(C)                               In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate (including any certificate of designations relating to any series of Preferred Stock) or the By-Laws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, in all cases, to the provisions of the DGCL, this Certificate (including any certificate of designations relating to any series of Preferred Stock) and the By-Laws; provided, however, that no amendments to this Certificate (including any certificate of designations relating to any series of Preferred Stock) or the By-Laws hereafter adopted by the Corporation shall invalidate any prior act of the Board that would have been valid if such amendments to this Certificate (including any certificate of designations relating to any series of Preferred Stock) or the By-Laws had not been adopted.

(D)                               Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.

ARTICLE VI

Section 6.1                                    Limited Liability of Directors. To the fullest extent permitted under the DGCL, no person who is or was a director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director of the Corporation. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, modification or repeal of this Article VI by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 6.1 shall, unless otherwise required by law, eliminate or reduce the effect of this Article VI in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment or repeal.

ARTICLE VII

Section 7.1                                    Indemnification of Directors, Officers and Others. Each person (and such person’s heirs, executors or administrators) who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or a predecessor of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation, or a predecessor of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by provisions of the DGCL that may not be lawfully waived, as such provisions exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators (including any employee benefit plan, pension plan or other similar or comparable capacity) in connection with such proceeding; provided, however, that, except as may be provided in the By-Laws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article VII shall, subject to the By-Laws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The provisions of this Article VII shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

Section 7.2                                    Insurance. To the fullest extent permitted by the law of the State of Delaware, the Corporation may purchase and maintain insurance on its own behalf and on behalf of any person described in Section 7.1 against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or otherwise.

Section 7.3                                    Article Not Exclusive. The rights to indemnification conferred in this Article VII shall neither be exclusive of, nor be deemed in limitation of, any other right which any person may have or hereafter acquire under any statute, provision of this Certificate, the By-Laws, any agreement, vote of stockholders or directors or otherwise, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 7.1 of this Article VII shall be made to the fullest extent permitted by law. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 7.1 hereof.

Section 7.4                                    Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 7.1 of this Article VII to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VIII

Section 8.1                                    Amended and Restated Certificate of Incorporation. Subject to this Certificate and the requirements of the DGCL, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate. In addition, other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted and held subject to the rights the Corporation has reserved in this Section 8.1.

Section 8.2                                    By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the By-Laws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate. Notwithstanding anything to the contrary contained in this Certificate, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by applicable law, this Certificate (including any certificate of designations relating to any series of Preferred Stock) or the By-Laws, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required for the stockholders to make, amend, alter, change, add to or repeal any provision of the By-Laws.

ARTICLE IX

Section 9.1                                    Severability. If any provision or provisions of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate (including, without limitation, each such portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE X

The name and address of the incorporator are as follows:

Anthony F. DiPippa

c/o Cache, Inc.

1440 Broadway

New York, NY 10018

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 14th day of August 2013.

/s/ Anthony F. DiPippa
Anthony F. DiPippa
Sole Incorporator